SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                             --------

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 31, 1996
                                                 -------------------


                  Electromagnetic Sciences, Inc.
--------------------------------------------------------------------
        (Exact Name of Registrant as Specified in Charter)



        Georgia               0-6072                58-1035424
--------------------------------------------------------------------
(State or Other Juris-     (Commission            (IRS Employer
diction of Incorporation)  File Number)         Identification No.)



        660 Engineering Drive, Norcross, GA         30092
--------------------------------------------------------------------
     (Address of Principal Executive Offices)     (Zip Code)




Registrant's telephone number, including area code    770-263-9200
                                                   -----------------




--------------------------------------------------------------------
    (Former Name or Former Address if Changed Since Last Report)




Item 2.   Acquisition or Disposition of Assets

      On December 31, 1996, Electromagnetic Sciences, Inc. ("ELMG") accepted tenders for 812,542 shares of the common stock, $.01 par value per share (the "LXE Shares"), of LXE Inc. ("LXE") pursuant to the Exchange Offer for such shares made by ELMG by its offering Circular/Prospectus dated November 27, 1996 (the "Offering Circular/Prospectus"), included in ELMG's Registration Statement on Form S-4, SEC File No. 333-14235. As a result of the acceptance of such LXE Shares under the Exchange Offer, each exchanging holder of such LXE Shares is receiving .75 shares of the common stock, $.10 par value per share (the "ELMG Shares"), of ELMG for each LXE Share exchanged.

     Following acceptance by ELMG of the LXE Shares tendered to it under the Exchange Offer, ELMG transferred all LXE Shares then held by it, constituting approximately 96% of all outstanding LXE Shares, to ELMG's wholly owned subsidiary, LXE Merger Subsidiary, Inc. Immediately following such transfer, LXE Merger Subsidiary, Inc. caused LXE, as its 96%-owned subsidiary, to merge with and into LXE Merger Subsidiary, Inc. (the "Merger"). As a result of the Merger, each of the remaining 218,802 LXE Shares owned by persons other than LXE Merger Subsidiary, Inc. were automatically, and without further action of their holders, converted into ELMG Shares, at a ratio of
 .75 ELMG shares for each LXE Share so converted. In the Merger, the name of the surviving corporation was changed to LXE Inc.

     The Exchange Offer and Merger, and certain matters related to the conversion in the Merger of outstanding options for LXE Shares, were approved by the shareholders of ELMG at a Special Meeting held on December 30, 1996, by a vote of 4,098,015 shares in favor and 205,015 shares opposed.

As a result of the Merger, the assets and business previously conducted by LXE, which prior to the Exchange Offer was 81.5% owned by ELMG, are now held and conducted by a wholly owned subsidiary of ELMG. In the transaction, ELMG issued an additional 773,508 ELMG Shares, and previously outstanding options to acquire LXE Shares were converted, on a proportionate basis, into options to acquire an aggregate of 274,900 ELMG Shares.

ELMG has previously reported, in the Offering Circular/Prospectus and the proxy statement (the "Proxy Statement") dated November 27, 1996, with respect to the Special Meeting of Shareholders held on December 30, 1996, information concerning the nature of LXE's business (Offering Circular/Prospectus, at "Summary"), the manner in which the exchange ratio in the Exchange Offer and Merger was determined (Offering Circular/Prospectus, at "the Exchange Offer--Background" and "-Determination of the Exchange Ratio,"; Proxy Statement, at "The Proposal--Background" and "-Determination of the Exchange Ratio"), and interests in LXE Shares and options held by officers, directors and substantial shareholders of ELMG(Offering Circular/Prospectus, at "The Exchange Offer--Interest of Certain Persons in the Exchange
Offer and Merger" and "Security Ownership"; Proxy Statement, at The Proposal--Shareholder Approval--Reasons for Seeking Shareholder Approval" and "Security Ownership").

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

(a) The following financial statements of LXE Inc. are filed as part of this Report on Form 8-K, and appear immediately following the signature page hereof:

Audited Financial Statements:

     Independent Auditors' Report

     Consolidated Statements of Operations - Years Ended December 31,
       1995, 1994 and 1993

     Consolidated Balance Sheets - December 31, 1995 and 1994

     Consolidated Statements of Cash Flows - Years Ended December 31,
       1995, 1994 and 1993

     Consolidated Statements of Stockholders' Equity - Years Ended
       December 31, 1995, 1994 and 1993

     Notes to Consolidated Financial Statements


Unaudited Financial Statements:

     Consolidated Statements of Operations - Three Months and Nine Months Ended September 30, 1996 and 1995

     Consolidated Balance Sheets - September 30, 1996 and December
     31, 1995

     Consolidated Statements of Cash Flows - Nine Months Ended
     September 30, 1996 and 1995

(b) Pro Forma Financial Information prepared pursuant to Article 11 of Regulation S-X has been previously reported by the registrant in the Offering Circular/Prospectus and the Proxy Statement (as such terms are defined in the response to Item 2), in each case, at the heading "Pro Forma Consolidated Financial Information -- Unaudited."

(c) Exhibits. The following exhibits are filed as part of this Report on Form 8-K:

     1.1 Dealer Manager Agreement dated November 27, 1996, by and between Oppenheimer & Co., Inc. and Electromagnetic Sciences, Inc. (incorporated by reference to Exhibit 1.1 to ELMG's Registration Statement on Form S-4, No. 333-14235, as amended by Amendment No. 1 filed November 26, 1996).

     2.1 Agreement and Plan of Merger entered as of December 31, 1996, among Electromagnetic Sciences, Inc., LXE Inc. and LXE Merger Subsidiary, Inc. (incorporated by reference to Exhibit 1 to Amendment No. 4 to Schedule 13D filed by ELMG January 6, 1997, with respect to the common stock of LXE Inc.)

     23.1 Consent of KPMG Peat Marwick LLP to incorporation by reference in Registration Statements Nos. 2-76455, 2-78442, 2-94049, 33-31216, 33-38829, 33-41041, 33-41042 and 33-50528, each on Form S-8.



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ELECTROMAGNETIC SCIENCES, INC.
                                ------------------------------
                                        (Registrant)


Date   January 14, 1997      By  /s/ William S. Jacobs
     -------------------        ------------------------------
                                 William S. Jacobs
                                 Vice President




INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
LXE Inc.:

We have audited the accompanying consolidated balance sheets of LXE Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LXE Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.






                             /s/ KPMG Peat Marwick LLP



Atlanta, Georgia
January 19, 1996





LXE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                     Years Ended December 31
                                    1995       1994       1993
                                    ----       ----       ----

Net sales (note 8)               $62,291     63,142     45,653

Cost of sales                     35,163     31,323     22,122
                                  ------     ------     ------

     Gross profit                 27,128     31,819     23,531

Selling, general and adminis-
 trative expenses (note 2)        20,993     19,368     16,171

Product development and
 engineering expenses              6,746      6,039      6,800
                                  ------     ------     ------

     Operating income (loss)        (611)     6,412        560

Interest and other income            661        423        149

Interest expense (note 2)           (406)      (197)      (210)
                                  ------     ------     ------

     Earnings (loss) before
      income taxes                  (356)     6,638        499

Income taxes (note 6)               (191)     2,516        163
                                  ------     ------     ------

     Net earnings (loss)         $  (165)     4,122        336
                                  ======     ======     ======

Net earnings (loss) per common
  and common equivalent share
  (note 5)                       $  (.03)       .71        .06
                                  ======     ======     ======
Weighted average number of
  common and common equivalent
  shares (note 5)                   5,532     5,766       5,721


See accompanying notes to consolidated financial statements.





LXE INC.

CONSOLIDATED BALANCE SHEETS
(In thousands)
                                               December 31
                                             1995       1994
                                             ----       ----
ASSETS
Current assets:
  Cash, including interest-bearing
   deposits of $311 in 1995 and $787
   in 1994                                $ 1,881       1,537
  Reverse repurchase agreements               -         6,400

     Total cash and cash equivalents        1,881       7,937

  Trade accounts receivable, net of
   allowance for doubtful accounts
   of $500 in 1995 and $625 in 1994         16,237      16,222

  Inventories:
    Work in process                          3,623       3,334
    Parts and materials                      8,906       6,145
                                            ------      ------

     Total inventories                      12,529       9,479

  Prepaid income taxes                       1,027         -
  Deferred income tax benefit (note 6)         869         778
                                            ------       -----
     Total current assets                   32,543      34,416

Property, plant and equipment (note 3):
  Land                                         250         250
  Building and leasehold improvements        5,371       4,872
  Machinery and equipment                   17,213      13,919
  Furniture and fixtures                     1,238       1,051
                                            ------      ------

                                            24,072      20,092
   Less accumulated depreciation
    and amortization                        11,949       9,376
                                            ------      ------

     Net property, plant and equipment      12,123      10,716

Other assets (note 4)                        4,815         609
                                            ------      ------

                                          $ 49,481      45,741
                                            ======      ======

See accompanying notes to consolidated financial statements.




LXE INC.

CONSOLIDATED BALANCE SHEETS, cont'd
(In thousands)

                                               December 31
                                             1995       1994
                                             ----       ----
(In thousands, except share data)

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term
   debt (note 3)                          $   275         244
  Current installments of long-term
   debt to Parent (notes 2 and 3)             275         275
  Accounts payable                          4,431       5,552
  Income taxes                                -         1,186
  Accrued compensation costs                  994       1,452
  Deferred revenue                          1,296       1,147
  Other current liabilities                   220         593
  Due to Parent (note 2)                      240         355
                                           ------      ------
     Total current liabilities              7,731      10,804

Long-term debt, excluding current
  installments (note 3)                     6,925         350
Long-term debt to Parent, excluding
 current installments (notes 2 and 3)       1,397       1,672
Deferred income taxes (note 6)                817         617
                                           ------      ------
     Total liabilities                     16,870      13,443
                                           ------      ------

Stockholders' equity (note 5):
  Preferred stock of $1.00 par value
    per share. Authorized 5,000,000
    shares; none issued or outstanding        -           -

  Common stock of $0.01 par value per
    share.  Authorized 20,000,000 shares;
    issued and outstanding 5,555,000 in
    1995 and 5,436,000 in 1994                56           54

  Additional paid-in capital               18,949       18,473

  Retained earnings                        13,606       13,771
                                           ------       ------
     Total stockholders' equity            32,611       32,298
                                           ------       ------
Commitments (note 9)
                                         $ 49,481       45,741
                                           ======       ======





LXE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31                1995      1994      1993
(In thousands)                         ----      ----      ----

Cash from operating activities:
 Net earnings (loss)                $  (165)    4,122       336
 Adjustments to reconcile net
  earnings to net cash from
  operating activities:
    Depreciation and amortization     2,747     2,468      2,121
    Provision for doubtful accounts    (125)      325        100
    Deferred income taxes               109       (96)      (363)
    Changes in operating assets and
      liabilities:
       Trade accounts receivable        110    (4,461)    (2,609)
       Inventories                   (3,050)      997     (1,550)
       Accounts payable              (1,121)    2,087        571
       Income taxes                  (2,213)      913       (277)
       Accrued compensation costs      (458)      587       (114)
       Deferred revenue                 149       127        293
       Due to Parent and other         (301)      376        303
                                      -----     -----      -----
          Net cash provided by
           (used in) operating
           activities                (4,318)    7,445     (1,189)
                                      -----     -----      -----
 Cash flows from investing
  activities:
   Purchase of property, plant and
    equipment                        (4,259)   (2,622)    (2,343)
   Proceeds from maturities of
    marketable securities               -         800      1,210
   Investment in non-public U.S.
    company                          (2,500)      -          -
   Capitalized product software      (1,167)      -          -
                                      -----     -----      -----
          Net cash used in
           investing activities      (7,926)   (1,822)    (1,133)
                                      -----     -----      -----
Cash flows from financing activities:
  Payments on long-term debt to
   Parent                              (275)     (275)      (275)
  Payments on long-term debt           (244)     (217)      (192)
  Borrowings under long-term debt
   agreement                          6,850       -          -
  Proceeds from exercise of
   stock options                        237       109        -
  Withholding taxes paid on stock
   options                             (380)      -          -
                                      -----     -----      -----
          Net cash provided by
           (used in) financing
           activities                 6,188      (383)       (467)
                                      -----     -----       -----
          Net change in cash and
            cash equivalents         (6,056)    5,240      (2,789)

Cash and cash equivalents at
  January 1                           7,937     2,697       5,486
                                      -----     -----       -----
Cash and cash equivalents at
  December 31                       $ 1,881     7,937       2,697
                                      =====     =====       =====
Supplemental disclosure of
 cash flow information:
   Cash paid for income taxes       $ 1,476     1,349         953

   Cash paid for interest           $   372       197         210


See accompanying notes to consolidated financial statements.





LXE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Three years ended December 31, 1995
(In thousands)
                                       Additional               Total
                        Common stock    paid-in    Retained  stockholders'
                       Shares  Amount   capital    earnings     equity
                       ------  ------  ----------  --------  ------------
Balance, December 31,
 1992                  5,351   $ 54    $17,897     $ 9,313     $27,264
Net earnings             -       -         -           336         336
Grant of restricted
 stock                     8     -         113         -           113
                       -----    ---     ------      ------      ------
Balance, December 31,
 1993                  5,359     54     18,010       9,649      27,713
Net earnings             -       -         -         4,122       4,122
Exercise of common
 stock options            96     -         362         -           362
Income tax benefit
 from exercise of
 non-qualified
 stock options (note
 6)                      -       -         354         -           354
Redemption of shares
 upon exercise of
 common stock options    (19)    -        (253)        -          (253)
                       -----    ---     ------      ------      ------
Balance, December 31,
 1994                  5,436     54     18,473      13,771      32,298
Net loss                 -       -         -          (165)       (165)
Exercise of common
 stock options           172      2        235         -           237
Income tax benefit
 from exercise of
 non-qualified stock
 options (note 6)        -       -         621         -           -
Redemption of shares
 upon exercise of
 common stock option     (53)    -        (380)        -          (380)
                       -----    ---     ------      ------      ------
Balance, December 31,
 1995                  5,555   $ 56    $18,949     $13,606      $32,611
                       -----    ---     ------      ------       ------

See accompanying notes to consolidated financial statements



LXE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1995, 1994 and 1993

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of LXE Inc. and its wholly-owned subsidiaries, LXE GmbH, LXE Belgium N.V., LXE Netherlands B.V., LXE Sweden A.B., and LXE France S.A.R.L., (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

LXE Inc. was organized in Georgia effective January 1, 1989 as a wholly-owned subsidiary of Electromagnetic Sciences, Inc. (the "Parent"), at which time the Company's initial capitalization was established. The Company completed its initial public offering in April 1991. As a result of this offering and stock options subsequently exercised by employees, the Parent's ownership interest in the Company decreased from 100% to 72% as of December 31, 1995.

The Company is engaged in the design, development, manufacture, sale, and support of wireless data communications products.
Following is a summary of the significant accounting policies followed by the Company:

MANAGEMENT'S USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS
Revenues under most contracts are recognized when units are delivered or services are performed and represent amounts earned and billed under the terms of the contracts. Revenues collected in advance under certain service contracts are initially deferred and later recognized over the term of the contract. A provision for doubtful accounts is made for revenues estimated to be uncollectible and is adjusted periodically based upon the Company's evaluation of the economy, the industry and collection experience.

INVENTORIES
Inventories are valued at the lower of cost (first-in, first-out) or market (net realizable value). Work in process consists of raw material and production costs, including indirect manufacturing costs. Provisions for obsolescence and variances from standard costs are made in the period in which such amounts are determined.

CASH EQUIVALENTS
Cash equivalents at December 31, 1995 and 1994 consist of reverse repurchase agreements with a bank, with U. S. government securities as the underlying assets, and short term interest-bearing deposits. For the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PRODUCT WARRANTY
The Company's products typically have a 180-day warranty.
Management maintains an accrual for warranty claims and adjusts this accrual periodically based on historical experience and known warranty claims.

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are stated at cost. Depreciation is provided on the straight-line method over the following estimated useful lives of the assets:

     Buildings                               25 years
     Machinery and equipment                 3 to 8 years
     Furniture and fixtures                  10 years

Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the respective leases.

The Company has adopted Statement of Financial Accounting Standard No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," which was issued in March 1995. The adoption of SFAS 121 did not result in any adjustments to the carrying value of property, plant and equipment or other long-lived assets.

INCOME TAXES
The Company provides for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

EARNINGS PER SHARE
Earnings per common and common equivalent share are based on the weighted average number of shares of common stock outstanding and the equivalent shares derived from dilutive stock options (except in loss periods.) Fully diluted earnings per share are not significantly different from the primary earnings per share presented.

FOREIGN CURRENCY TRANSLATION
Assets and liabilities of the Company's foreign subsidiaries are remeasured into U.S. dollars at current exchange rates. Income and expenses of the foreign subsidiaries are remeasured into U.S. dollars at the approximate average exchange rates which prevailed during the year presented. The Company does not engage in any foreign currency speculation. The effects of remeasuring foreign currency financial statements are accumulated and reported in the consolidated statement of operations. Foreign currency transactions and remeasurement resulted in a net gain of $550,000 in 1995 and $237,000 in 1994 but had no material effect in 1993.

RELATED PARTY TRANSACTIONS
The Parent charges the Company for directly providing a variety of administrative services, including accounting, personnel, facilities operation and maintenance, data processing, copying and employee relations services, and for a portion of expenses related to employees of the Parent who provide senior management
services to the Company.   The charges for these services
represent a portion of actual direct and overhead expenses incurred by the Parent, and are allocated to the Company based on estimated relative time commitments of managerial personnel, relative net sales and relative numbers of employees. Management believes that these allocation methods are reasonable for the relevant costs. Charges from the Parent are reported in cost of sales, product development and engineering expenses or selling, general and administrative expenses, depending on the nature of each charge.

The Company's employees participate in the Parent's defined contribution pension plan. The contribution for all eligible employees under this plan is determined each year by the Parent's board of directors; although a minimum annual contribution is not required, the contribution target has been 5% of base payroll. Contributions to the plan are allocated to employees based upon an age-weighted formula that results in an equivalent benefit at age 65. The Parent allocates defined contribution expense to the Company based on actual cost. The Company also participates in the Parent's group health insurance plan, for which the Parent allocates expense based on the number of employees.



NOTE 2 - RELATED PARTY TRANSACTIONS

Following is a summary of transactions with the Parent (in thousands):

                                      1995       1994      1993
                                      ----       ----      ----
Due to Parent and long-term debt
  to Parent, beginning balance     $ 2,302      2,381     2,773

Charges from Parent:
  Administrative and related
   services                          1,724      1,739     1,579
  Retirement plan                      588        535       411
  Group health plan                  1,346      1,319     1,199
  Interest                             177        132       141
Short-term advances from Parent      1,000        -         -
Payments to Parent                  (4,950)    (3,529)   (3,447)
                                     -----      -----     -----
     Net change in due to Parent      (115)       196      (117)

Repayment of long-term debt to
  Parent                              (275)      (275)     (275)
                                     -----      -----     -----
Due to Parent and long-term debt
 to Parent, ending balance         $ 1,912      2,302     2,381
                                     =====      =====     =====



NOTE 3 - LONG-TERM DEBT AND LONG-TERM DEBT TO PARENT

Following is a summary of long-term debt and long-term debt to Parent (in thousands):

                                                    December 31
                                                  1995       1994
                                                  ----       ----
Industrial development revenue bond secured
  by land, building and equipment, due in
  varying monthly installments until March
  1997, including interest at 79% of the
  prime rate not to exceed 13.5% and not less
  than 7% (7% at the end of 1995 and 1994)      $  350        594

Revolving credit loan, unsecured, maturing
  in December 1998, interest payable quarterly
  at a variable rate (7.67% at the end of
  1995)                                          6,850        -

Junior mortgage debt to Parent secured by
  land, building and equipment, due in monthly
  installments of $23 through December
  2001, plus interest at the prime rate
  (8.75% at the end of 1995 and 8.5% at the
  end of 1994)                                   1,672      1,947
                                                 -----      -----
Total long-term debt and long-term
  debt to Parent                                 8,872      2,541
Less current installments                          550        519
                                                 -----      -----
Long-term debt and long-term debt
  to Parent, excluding current
  installments                                 $ 8,322      2,022
                                                 =====      =====

The approximate principal maturities of long-term debt and long-term debt to Parent for each of the next five years are $550,000 in 1996, $349,000 in 1997, $7,125,000 in 1998, $275,000 in 1999 and $275,000 in 2000.

In December 1995, the Company entered into a $10 million revolving credit agreement with a bank that extends through December 1998. Under the terms of the credit agreement, LXE must maintain certain ratios related to interest coverage and leverage, and maintain net worth of at least $25 million, among other restrictions. Interest is, at the Company's option, a function of either the bank's prime rate or LIBOR. Additionally, a commitment fee equal to .20% per annum of the daily average unused credit available is payable quarterly in arrears. At December 31, 1995 the Company has $3.1 million of available credit under the revolving credit loan.



NOTE 4 - OTHER ASSETS

Following is a summary of other assets (in thousands):

                                                 1995        1994
                                                 ----        ----
Investment in non-public U.S. company         $ 2,500         -
Capitalized software costs                      1,167         -
Other                                           1,148         609
                                                -----         ---
     Total other assets                       $ 4,815         609
                                                =====         ===

The Company made an investment in a non-public U.S. company with complementary technologies; the investment comprised a minority ownership interest and a loan repayable in three years.
This investment is valued at cost.

The Company also capitalized $1,167,000 of certain costs incurred in 1995 to develop software which will be licensed to customers. Capitalized software costs will be amortized using the greater of the ratio of current gross revenues for the product to the total of current and anticipated future gross revenues or the straight-line method over three years.


NOTE 5 -  STOCK INCENTIVE PLAN

The Company established a stock incentive plan in 1989 with 1,000,000 shares available for grant of restricted shares or options to employees and directors. The exercise prices of the options granted under this plan prior to the Company's initial public offering in 1991 were established at what the board of directors determined to be the fair market values of the Company's common stock at the dates of grant. Subsequent to the public offering, the exercise price of the options granted under this plan has been at 100% of fair market value on the grant date, as determined by the closing price of the Company's stock in the over-the-counter market. These options become exercisable at various dates through 2000, with 318,000 exercisable at December 31, 1995. Certain options are subject to possible acceleration to earlier dates based on achievement of criteria that are expected to be specified in the future. All outstanding options expire not later than 2004.

Following is a summary of activity in the Company's stock option plan for the years ended December 31, 1995 and 1994 (in thousands, except price per share data):

                                           Option
                                           Price        Total
                                            Per         Option
                                 Shares    Share        Price
                                 ------    ------       ------
Options outstanding at
  December 31, 1993                730   $3.77-18.25    $4,023
Grants                              11    8.75-11.25       111
Exercised                          (96)         3.77      (362)
Canceled                           (66)   5.66-18.25      (470)

Options outstanding at
  December 31, 1994                579    3.77-18.25     3,302
Grants                              20         15.00       300
Exercised                         (172)   3.77- 5.66      (660)
Canceled                           (20)   5.66-18.25      (193)

Options outstanding at
  December 31, 1995                407   $3.77-18.25    $2,749

The Company has accounted for the issuance of options to employees under Accounting Principles Board Opinion No. 25 (APB
25), which recognizes compensation cost from the issuance of options based upon the option's "intrinsic value," the amount by which the quoted market price of an option's underlying stock exceeds the amount an employee must pay to acquire the stock.
APB 25 specifies different dates for the pertinent quoted market price, depending on whether the terms of an award are fixed or variable. Substantially all of the options granted by the Company have not resulted in compensation cost under APB 25. In October 1995, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. SFAS 123 requires the recognition or disclosure of compensation cost based upon the "fair value" of a stock option (estimated by an option-pricing valuation model such as Black-Scholes) as of the grant date. The Company intends to comply with the provisions of SFAS 123 beginning in fiscal 1996 by continuing to recognize compensation cost from stock options under the "intrinsic value" method of APB 25, with additional footnote disclosures to be provided, including the pro forma effects of applying the "fair value" method of SFAS 123. Based upon this accounting policy, the Company would not have recognized any compensation cost associated with stock options granted in fiscal 1995, nor does the Company expect to recognize any such cost in 1996.


Note 6 - INCOME TAXES

The income tax expense (benefit) provided for in the Company's consolidated financial statements consists of the following (in thousands):

                                      1995       1994      1993
                                      ----       ----      ----
Consolidated income tax expense
  (benefit)                         $ (191)     2,516       163
Income tax benefit resulting
  from exercise of stock options
  credited to stockholders' equity    (621)      (354)      -
                                      ----      -----       ---
                                    $ (812)     2,162       163
                                      ====      =====       ===

Income tax expense (benefit) differed as follows from the amounts computed by applying the U.S. federal income tax rate of 34% to earnings (loss) before income taxes (in thousands):


                                      1995       1994      1993
                                      ----       ----      ----
Computed "expected" income taxes    $ (121)     2,257       170
State income taxes, net of
  federal income tax benefit           (99)       216        42
Credit for increasing research
  activities                          (141)      (150)     (112)
Effect of higher foreign tax rate      172         50      (121)
Change in valuation allowance          (47)       (30)       77
Benefit from foreign sales
  corporation (FSC)                    (73)      (141)      -
Other, net                             118        314       107
                                      ----      -----       ---

                                    $ (191)     2,516       163
                                      ====      =====       ===

The components of income tax expense (benefit) were (in thousands):

                                      1995       1994      1993
                                      ----       ----      ----

Current:  Federal                   $ (370)     2,102       452
          State                       (162)       395        72
          Foreign                      232         73       -
                                      ----      -----      ----
                                      (300)     2,570       524
                                      ----      -----      ----

Deferred: Federal                      (83)      (130)      (53)
          State                         12        (30)       (8)
          Foreign                      180        106      (300)
                                      ----      -----      ----
                                       109        (54)     (361)
                                      ----      -----      ----
                                    $ (191)     2,516       163
                                      ====      =====      ====

The tax effects of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                 1995      1994
                                                 ----      ----
Deferred tax assets:
  Accounts receivable                          $  170       231
  Inventories                                     186       231
  Accrued compensation costs                      130       115
  Foreign net operating loss carryforward         239       241
  Credits for increasing research activities      141       -
  Other, net                                        3         7
                                                 ----      ----
       Total gross deferred tax assets            869       825
       Less valuation allowance                   -         (47)
                                                 ----      ----
       Net deferred tax assets                    869       778

Deferred tax liability:
  Property, plant and equipment                  (504)     (529)

  Foreign currency transaction and
    remeasurement gain                           (313)      (88)
                                                 ----      ----
       Total gross deferred tax liabilities      (817)     (617)
                                                 ----      ----
       Net deferred tax asset                  $   52       161
                                                 ====      ====

The components of earnings (loss) before income tax expense
(benefit) were as follows (in thousands):

                                      1995       1994      1993
                                      ----       ----      ----
U.S. earnings (loss) before
  income taxes                     $(1,201)     6,115     1,252
Foreign earnings (loss) before
  income taxes                         845        523      (753)
                                    ------      -----     -----
                                   $  (356)     6,638       499
                                    ======      =====     =====

As of December 31, 1995, the Company had recognized a cumulative deferred tax asset of $239,000 relating to cumulative net operating losses of $725,000 from certain foreign operations, which may be carried forward through 2000. Management believes that the foreign operations will generate adequate earnings before income taxes within the next two years to fully realize this deferred tax asset.


NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following summarizes certain information regarding the fair value of the Company's financial instruments at December 31, 1995:

Cash and Cash Equivalents, Trade Accounts Receivable and Accounts
Payable:
The carrying amount approximates fair value because of the short maturity of these instruments.

Other Assets:
Included in other assets at December 31, 1995 is a $2.5 million minority interest investment in a non-public U.S. company made in 1995. Based on the discounted cash flows to be derived from this investment, management estimates that its carrying value approximates its fair value.

Long-Term Debt:
Substantially all of the Company's long-term debt bears interest at variable rates which management believes are commensurate with rates currently available on similar debt. Accordingly, the carrying value of long-term debt approximates fair value.


NOTE 8 - GEOGRAPHIC INFORMATION

The Company operates in one industry segment related to the design and production of wireless data communications systems primarily for materials handling operations. The Company's primary operations are in the United States, but in 1993 the Company also began conducting significant sales and marketing activities through its wholly owned subsidiaries in Europe. Geographic information for the years ended December 31, 1995, 1994 and 1993, as measured by the locale of revenue producing activities, were as follows (in thousands):

                                       1995     1994     1993
                                       ----     ----     ----
Net sales to unaffiliated customers
  United States                      $49,735   56,332   44,380
  Europe                              12,556    6,810    1,273
                                      ------   ------   ------
     Total                           $62,291   63,142   45,653
                                      ------   ------   ------
Operating income (loss)
  United States                      $  (889)   6,130      751
  Europe                                 278      282     (191)
                                      ------   ------   ------
     Total                           $  (611)   6,412      560
                                      ------   ------   ------
Identifiable assets
  United States                      $42,504   41,261   35,908
  Europe                               6,777    4,480    1,957
                                      ------   ------   ------
     Total                           $49,281   45,741   37,865
                                      ======   ======   ======

The Company's intercompany policy is to transfer product at third party prices. Export sales from the U.S. to European affiliates were approximately $6.3 million in 1995, $3.3 million in 1994 and $1.3 million in 1993. Export sales from the U.S. to unaffiliated customers were approximately $10.3 million, $10.8 million, and $8.9 million in 1995, 1994 and 1993, respectively.


NOTE 9 - COMMITMENTS

The Company is committed under several noncancellable operating leases for computer equipment and for sales and administrative office space at its headquarters. All of these leases expire within three years, and the combined minimum annual lease payments are $403,000 in 1996, $218,000 in 1997, and $35,000 in
1998. The Company also has short-term leases for office equipment, regional sales office space, and automobiles. The total rent expense under all operating leases was approximately $1,527,000, $1,032,000, and $1,130,000 in 1995, 1994, and 1993,
respectively.


NOTE 10 - SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

Following is a summary of interim financial information for the years ended December 31, 1995 and 1994 (in thousands, except per share data):


                              1995 Quarters Ended
                  March 31   June 30   September 30   December 31
                  --------   -------   ------------   -----------
Net sales          $17,306    16,534       11,348       17,103
Gross profit         8,132     7,187        4,151        7,658
Net earnings (loss)    907       817       (2,023)         134
Net earnings (loss)
  per share            .16       .14         (.36)         .02


                              1994 Quarters Ended
                  March 31   June 30   September 30   December 31
                  --------   -------   ------------   -----------
Net sales          $13,100    15,300       17,031       17,711
Gross profit         6,911     7,733        8,344        8,831
Net earnings           767       918        1,109        1,328
Net earnings per
  share                .13       .16          .19          .23




LXE INC.

Interim Period Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)


                                  Three months ended   Nine months ended
                                    September 30         September 30
                                 -------------------   -----------------
                                  1996          1995    1996        1995
                                 ------       ------   ------     ------
Net sales                       $18,243       11,348   48,935     45,188
Cost of sales                    10,756        7,197   27,711     25,718
                                 ------       ------   ------     ------
     Gross profit                 7,487        4,151   21,224     19,470

Selling, general and
  administrative expenses         4,717        5,395   15,276     15,170
Product development and
  engineering expenses            1,703        1,993    5,118      5,100
                                 ------       ------   ------     ------

     Operating income (loss)      1,067       (3,237)     830       (800)

Interest and other income, net
  of foreign exchange gains
  and losses                        (50)          55       31        473
Interest expense                   (204)        (132)    (536)      (247)
                                 ------       ------   ------     ------

     Earnings (loss) before
      income taxes                  813       (3,314)     325       (574)

Income taxes                        309       (1,291)     125       (275)
                                 ------       ------   ------     ------
     Net earnings (loss)        $   504       (2,023)     200       (299)
                                 ======       ======   ======     ======
Net earnings (loss) per
  common and common equiva-
  lent share                    $   .09         (.36)     .04       (.05)
                                 ======       ======   ======     ======

Weighted average number
 of common and common
 equivalent shares                5,734        5,555    5,659      5,525


See accompanying notes to interim consolidated financial statements.



LXE INC.

Interim Period Consolidated Balance Sheets (Unaudited)
(In thousands)


                                         September 30      December 31
                                             1996             1995
                                         ------------      -----------
ASSETS

Current assets:
  Cash and interest bearing deposits       $  2,547            1,881
  Trade accounts receivable, net             18,969           16,237
  Inventories:
    Work in process                           2,859            3,623
    Parts and materials                      10,094            8,906
                                            -------           ------
        Total inventories                    12,953           12,529

  Prepaid income taxes                        1,291            1,027

  Deferred income tax benefit                   869              869
                                            -------           ------
        Total current assets                 36,629           32,543

Property, plant and equipment:
  Land                                          250              250
  Building and leasehold improvements         5,462            5,371
  Machinery and equipment                    19,721           17,213
  Furniture and fixtures                      1,248            1,238
                                            -------          -------
        Total property, plant
          and equipment                      26,681           24,072

  Less accumulated depreciation and
    amortization                             13,996           11,949
                                            -------          -------
        Net property, plant and
         equipment                           12,685           12,123

Other assets (note 4)                         5,074            4,815
                                            -------          -------

                                           $ 54,388           49,481
                                            =======          =======




See accompanying notes to interim consolidated financial statements.




LXE INC.

Interim Period Consolidated Balance Sheets (Unaudited), continued
(In thousands, except share data)


                                         September 30      December 31
                                             1996             1995
                                         ------------      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt    $   143              275
  Current installments of long-term debt
    to Parent                                   275              275
  Accounts payable                            7,224            4,431
  Accrued compensation costs                  1,061              994
  Deferred revenue                            1,463            1,296
  Other current liabilities                     495              220
  Due to Parent                                 290              240
                                             ------           ------
       Total current liabilities             10,951            7,731

Long-term debt, excluding current
  installments                                8,500            6,925

Long-term debt to Parent, excluding
  current installments                        1,191            1,397

Deferred income taxes                           817              817
                                             ------           ------
       Total liabilities                     21,459           16,870
                                             ------           ------

Stockholders' equity:
  Preferred stock of $1.00 par value
   per share.  Authorized 5,000,000
   shares; none issued                          -                -
  Common stock of $.01 par value per
   share.  Authorized 20,000,000 shares;
   issued and outstanding 5,574,518 in
   1996 and 5,436,275 in 1995                    56               56
  Additional paid-in capital                 19,067           18,949
  Retained earnings                          13,806           13,606
                                             ------           ------
        Total stockholders' equity           32,929           32,611
                                             ------           ------

                                            $54,388           49,481
                                             ======           ======


See accompanying notes to interim consolidated financial statements.




LXE INC.

Interim Period Consolidated Statements of Cash Flows (Unaudited)
(In thousands)
                                           Nine Months Ended September 30
                                              1996                1995
                                            --------            --------
Cash flow from operating activities:
 Net earnings (loss)                        $   200               (299)
 Adjustments to reconcile net earnings to
   net cash used in operating activities:
     Depreciation and amortization            2,047              2,038
     Changes in operating assets and
       liabilities:
         Trade accounts receivable           (2,732)             3,283
         Inventories                           (424)            (5,043)
         Accounts payable                    (2,793)              (222)
         Income taxes                          (264)            (1,760)
         Accrued compensation costs              67               (275)
         Deferred revenue                       167               (192)
         Due to Parent and other                389               (791)
                                              -----              -----
           Net cash provided by (used in)
            operating activities              2,243             (3,261)
                                              -----              -----
Cash flows from investing activities:
 Purchase of property, plant and equipment   (2,609)            (3,643)
 Capitalized product software costs and
   other market-related investments            (323)            (3,143)
                                              -----              -----
           Net cash used in investing
            activities                       (2,932)            (6,786)
                                              -----              -----
Cash flows from financing activities:
  Repayment of long-term debt                                     (183)
  Repayment of long-term debt to Parent                           (206)
  Borrowing under line of credit                                 4,650
  Proceeds from exercise of stock options       -                 (136)
                                              -----              -----
           Net cash provided by financing
            activities                        1,355              4,125
                                              -----              -----
           Net change in cash and cash
             equivalents                        666             (5,922)

Cash and cash equivalents at January 1        1,881              7,937
                                              -----              -----
Cash and cash equivalents at September 30    $2,547              2,015
                                              =====              =====
Supplemental disclosure of cash flow
  information:
    Cash paid for interest                   $  204                247
    Cash paid for income taxes               $   70              1,378

See accompanying notes to interim consolidated financial statements.



LXE INC.

Notes to Interim Consolidated Financial Statements (Unaudited)

(1) Basis of Presentation

In the opinion of management, these interim consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and related notes contained in the Company's Annual report on Form 10-K for the year ended December 31, 1995.

(2) Earnings (Loss) Per Share

     Earnings(loss)per common and common equivalent share for the interim periods were based on the weighted average number of shares of common stock outstanding and equivalents shares derived from dilutive stock options, except dilutive stock options are excluded for loss periods. Fully diluted earnings per share are not significantly different from the primary earnings per share presented.

(3)  Accounting for Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board adopted Statement of financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. The Company intends to comply with the provisions of SFAS 123 in fiscal 1996 by continuing to recognize compensation cost from stock options under the "intrinsic value" method, with additional footnote disclosures to be provided, including the pro forma effects of applying the "fair value" method of SFAS 123. Based upon this accounting policy, the Company does not expect to recognize any compensation cost associated with stock options granted in 1996.

(4)  Other Assets

     Following is a summary of other assets as of September 30, 1996 and December 31, 1995 (in thousands):
                                         September 30,    December 31,
                                             1996             1995
                                         ------------     -----------
Investment in non-public U.S. Company      $ 2,500            2,500
Capitalized software costs                   1,392            1,167
Other                                          898            1,148
                                             -----            -----
Total other assets                         $ 4,790            4,815
                                             =====            =====

The Company's investment in a non-public U.S. company comprises a minority ownership interest and a loan repayable in three years. This investment is valued at cost.

The Company also capitalized certain costs to develop software which will be licensed to customers. Capitalized software costs will be amortized using the greater of the ratio of current gross revenues for the product to the total of current and anticipated future gross revenues or the straight-line method over three years.

Exhibit 23.1



ELECTROMAGNETIC SCIENCES, INC. AND SUBSIDIARIES

Independent Auditors' Consent




The Board of Directors and Stockholders

We consent to incorporation by reference in Registration
Statements Nos. 2-76455, 2-78442, 2-94049, 33-31216, 33-38829, 33-41041,
33-41042 and 33-50528 on Form S-8 of Electromagnetic Sciences, Inc.
of our report dated January 19, 1996, relating to the consolidated balance sheets of LXE Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which reports appear in the Report on Form 8-K, dated December 31, 1996, of Electromagnetic Sciences, Inc.




                                /s/ KPMG Peat Marwick LLP



Atlanta, Georgia
January 14, 1997